EXHIBIT 99.1

Hooper Holmes
Robert William Jewett
Senior Vice President & General Counsel
(908) 766-5000

Financial Dynamics
Investors: Jonathan Birt/John Capodanno
Media: Sean Leous
(212) 850-5600

HOOPER HOLMES ANNOUNCES APPOINTMENT OF ACTING

CHIEF FINANCIAL OFFICER

BASKING RIDGE, N.J., September 16, 2005 – Hooper Holmes, Inc. (AMEX:HH) today announced that Mr. Joseph A. Marone, Vice President and Controller of the Company, has been appointed Acting Chief Financial Officer effective immediately. The Company had previously announced that Fred Lash had resigned as Chief Financial Officer effective September 15, 2005.

Mr. Marone, age 50, has been an employee of the Company since 1990 and has served as Controller since 1992 and as a Vice President since 1999.

About Hooper Holmes, Inc.:

Hooper Holmes provides outsourced risk assessment services to the life insurance industry through over 265 locations nationwide and in the United Kingdom, as well as claims evaluation information services to the automobile and workers’ compensation insurance industries.

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